Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Orion Office REIT Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share

	Equity	Preferred Stock, $0.001 par value per share

	Equity	Depositary Shares

	Debt	Debt Securities

	Other	Warrants

	Other	Units

	Unallocated (Universal) Shelf		457(o)	(1)(2)		$750,000,000(3)	$110.20 per $1,000,000	$82,650(4)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$750,000,000		$82,650

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$82,650

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)	The aggregate maximum offering price of all securities that may be offered pursuant to this registration statement will not exceed $750,000,000.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.